Exhibit 3.71(a)
COMMONWEALTH OF VIRGINIA STATE CORPORATION COMMISSION ARTICLES OF INCORPORATION OF A VIRGINIA STOCK CORPORATION The undersigned, pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, state(s) as follows: 1 The name of the corporation is: USP Newport News. Inc. 2. The number (and classes, if any) of shares the corporation is authorized to issue is (are): Number of shares authorized Class(es) 1,000 common 3. A. The name of the corporation's initial registered agent is Commonwealth Legal Services Corporation B. The initial registered agent is (mark appropriate box): (1) an individual who is a resident of Virginia and [ ] an initial director of the corporation. a member of the Virginia State Bar. OR (2) [x] a domestic or foreign stock or nonstock corporation. limited liability company or registered limited liability partnership authorized to transact business in Virgina. 4. A. The corporation's initial registered office address, which is the business office of the initial registered agent, is: 4701 cox Road, suite 301 Glen allen VA 23060-6302 (number/street) (city or town) (zip code) B. The registered office is physically located in the [ ] city or [x] county of Henrico 5. The initial directors are: NAME(S) ADDRESS(ES) Donald E. Steen 15305 Dallas Parkway, Suite 1600, Addison, TX 750001 6. INCORPORATOR (S): Alen Jenkns SIGNATURES(S) PRINTED NAME(S) Telephone number (optional) (912) 712-3514 See instructions on the reverse.